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Exhibit 10.9

BOND PURCHASE AGREEMENT

DEVELOPMENT AUTHORITY OF FULTON COUNTY
Taxable Economic Development Revenue Bonds
(ADESA Atlanta, LLC Project)
Series 2002

        THIS BOND PURCHASE AGREEMENT dated as of December 1, 2002, among the DEVELOPMENT AUTHORITY OF FULTON COUNTY, a public body corporate and politic organized under the laws of the State of Georgia (the "Issuer"), ADESA ATLANTA, LLC, a New Jersey limited liability company, in its capacity as Purchaser hereunder (the "Purchaser") and ADESA ATLANTA, LLC, a New Jersey limited liability company, in its capacity as lessee under the hereinafter mentioned Lease (the "Lessee").

        1.    Background

          (a)   The Issuer proposes to issue and sell not to exceed $40,000,000 in aggregate principal amount of its Taxable Economic Development Revenue Bonds (ADESA Atlanta, LLC Project), Series 2002 (the "Bonds"), the proceeds of which shall be used to finance the acquisition, construction, development and equipping of a wholesale vehicle auction facility on approximately 280 acres of land, which facility consists of certain buildings, structures, machinery, equipment and all related real and personal property deemed necessary or desirable in connection therewith (the "Project"). The Project is located in Fulton County, Georgia, and will be leased to the Lessee and used primarily as a wholesale automobile auction facility. The Project will be leased by the Issuer to the Lessee under the terms of a Lease, dated as of December 1, 2002 (the "Lease") between the Issuer and the Lessee requiring the Lessee to pay to the Issuer rental and other payments in such amounts and at such times as shall be required to pay the principal of and interest on the Bonds as and when the same become due. The Bonds shall be issued under and secured by a Trust Indenture dated as of December 1, 2002 (the "Indenture") between the Issuer and SunTrust Bank, Atlanta, Georgia, as Trustee (the "Trustee"), under the terms of which the Issuer's interest in the Lease and the rents, revenues and receipts to be derived by the Issuer under the Lease will be assigned and pledged to the Trustee as security for the payment of the Bonds.

          (b)   The Issuer proposes to sell the Bonds to the Purchaser and the Purchaser proposes to purchase the Bonds for its own investment purposes and not with a view towards any resale or public distribution thereof.

          (c)   The proceeds of the Bonds are to be applied to pay costs incurred in connection with the acquisition, construction and installation of the Project as contemplated by the Lease and the Indenture.

          (d)   The parties hereto contemplate that the interest paid on the Bonds will be includable in the gross income of the recipient or recipients thereof for federal income tax purposes because of the application of certain provisions of the Internal Revenue Code of 1986, as amended, and that, as such, the Bonds may not be offered for sale to the public without registration under the Securities Act of 1933, as amended, unless the Trustee has received an opinion of counsel satisfactory to the Trustee, the Issuer and the Lessee to the effect that failure to register the Bonds will not violate the Securities Act of 1933. The Issuer will cooperate fully at the request of the Lessee, and at Lessee's expense, in effecting such registration and in taking such other steps as may be deemed necessary or appropriate with respect to the Bonds, the Lease, the Indenture or this Bond Purchase Agreement to effect such registration in the event of any future public sale or disposition of the Bonds.

          (e)   The parties contemplate that the purchase price of the Bonds may be paid by the Purchaser in installments as provided in Paragraph 2 hereof.

        2.    Purchase, Sale and Closing.

          (a)   Subject to the terms and conditions and in reliance on the representations, warranties and covenants herein set forth, the Purchaser agrees to purchase from the Issuer all of the Bonds, and the Issuer hereby agrees to sell to the Purchaser all of the Bonds, at a price of 100% of the principal amount of the Bonds. The parties agree that the aggregate principal amount of Bonds to be sold and purchased hereunder shall not exceed the principal amount specified in Paragraph 1(a) hereof. Such purchase price shall be deemed to be paid on and as of the date of the initial issuance of the Bonds (the "Closing Date") by (i) the payment of any amount under and pursuant to subparagraph (b) of this Paragraph as is paid on the Closing Date and (ii) the Purchaser's obligation evidenced hereby to make payments in the future under and pursuant to subparagraph (b) of this Paragraph 2. The Bonds shall bear interest at the fixed rate determined as provided in Section 202 of the Indenture.

          (b)   Pursuant to Section 4.3 of the Lease and Section 602 of the Indenture, the Lessee shall from time to time submit requisitions to the Trustee in an aggregate amount not to exceed $40,000,000. Unless such requisition does not clearly indicate that a copy of it has been sent to the Purchaser, the Trustee shall, upon receipt and review of each requisition, promptly transmit to the Purchaser by telecopy to the telecopier number set forth in Paragraph 9 hereof a letter directing the Purchaser to make payment for the Bonds in the amount of such requisition, in immediately available funds. The Purchaser shall within three (3) days of its receipt of a copy of such requisition from the Lessee or such letter of direction from the Trustee, whichever arrives earlier, pay to the Trustee the amount indicated thereon, and each such payment shall be deemed to be, and shall be, an installment payment of the Bonds. Such payments shall be made in such manner, until the Purchaser's payment obligations under this Agreement shall have been discharged in full as provided in subparagraph (d) below. The Trustee shall deposit all such payments received from the Purchaser in the Project Fund created under the Indenture.

          (c)   The Issuer shall be obligated, upon the maturity or earlier redemption of the Bonds, to pay to the Purchaser only up to the aggregate of all installments payments made hereunder as shall have been funded pursuant to the preceding subparagraph and accrued and unpaid interest, if any.

          (d)   The Purchaser's payment obligations under this Agreement shall be discharged in full on the earlier of (i) the date when the sum of the aggregate payments made hereunder equals $40,000,000 or (ii) the date when any and all directions for payment made pursuant to subparagraph(b) hereinabove made on or prior to the commencement of the Completion Date (as defined in the Lease) have been paid in full.

          (e)   All Bonds issued by the Issuer are to be sold to the Purchaser under and pursuant to this Bond Purchase Agreement and shall not be sold to any other purchaser or pursuant to any other agreement without an agreement in writing signed by the Issuer, the Trustee and such purchaser.

        3.    Private Sale.    The Purchaser agrees that it is purchasing the Bonds for its own investment account and not with a view towards any direct or indirect resale or public distribution thereof and agrees to execute and deliver to the Trustee on the Closing Date an investment letter in the form attached hereto as Exhibit "D".

        4.    Issuer's Representations and Warranties.    The Issuer makes the following representations and warranties to the Purchaser:

          (a)   The Issuer is a public body corporate and politic created by and existing under the laws of the State of Georgia.

          (b)   The Issuer has full power and authority under the Constitution and laws of the State of Georgia (i) to acquire, construct and install the Project, (ii) to finance the acquisition, construction and installation of the Project by issuing and selling the Bonds, (iii) to lease the Project to the Lessee as provided in the Lease, (iv) to pledge the rents, revenues and receipts derived pursuant to the Lease to the Trustee as provided in the Indenture, (v) to execute, deliver and perform this Bond Purchase Agreement, the Lease and the Indenture in accordance with their respective terms, and (vi) to carry out and consummate all other transactions contemplated by each of the aforesaid documents.

          (c)   The Issuer has duly authorized all actions and complied with all provisions of law with respect to the execution, delivery and performance of this Bond Purchase Agreement, the Lease and the Indenture, and has taken all actions necessary or appropriate to insure that such documents constitute valid and legally binding obligations of the Issuer in accordance with their respective terms.

          (d)   When delivered to and paid for by the Purchaser in accordance with the terms of this Bond Purchase Agreement, the Bonds will have been duly authorized, executed, authenticated and issued and will constitute legal, valid and binding limited obligations of the Issuer enforceable in accordance with their terms and entitled to the benefits of the Indenture, except to the extent that their enforceability may be limited by bankruptcy, insolvency or other laws affecting creditor's rights, and subject to the application of principles of equity, if equitable remedies are sought.

          (e)   Except for Additional Bonds (as defined in the Indenture), the Issuer has not and will not issue or sell any other bonds or obligations, the principal of and/or interest on which shall be payable from the rents, revenues and receipts derived from the Project or pledged or assigned pursuant to the Indenture or which shall be secured by any lien upon any of the properties constituting the Project.

          (f)    The execution and delivery of this Bond Purchase Agreement, the Bonds, the Lease and the Indenture and the compliance with the provisions thereof, do not and will not conflict with or constitute on the part of the Issuer a violation of, breach of or default (with or without notice or lapse of time or both) under any constitutional provision, statute, indenture, mortgage, deed of trust, resolution, note agreement or other agreement or instrument to which the Issuer is a party or by which the Issuer or any of its assets is presently bound, or, to the knowledge of the Issuer, any existing order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer or any of its activities and property; and all consents, approvals, authorizations and orders of governmental or regulatory authorities, if any, which are required for the consummation of the transactions contemplated in this Bond Purchase Agreement have been obtained.

          (g)   There is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, known to be pending or threatened against or affecting the Issuer, nor to the best of the knowledge of the Issuer is there any basis therefor, wherein an unfavorable decision, ruling or finding would materially adversely affect the transactions contemplated by this Bond Purchase Agreement, or which in any way would adversely affect the validity or enforceability of the Bonds, the Lease, the Indenture, this Bond Purchase Agreement or any agreement or instrument to which the Issuer is a party and is used or contemplated for use in the consummation of the transactions contemplated by this Bond Purchase Agreement.

          (h)   Neither the Issuer nor anyone acting on its behalf (including the Lessee) has directly or indirectly offered for sale or sold any of the Bonds or any similar security of the Issuer to, or solicited any offer to buy any of the same from, anyone other than the Purchaser. Neither the Issuer nor anyone else acting on its behalf will after the date hereof directly or indirectly offer any of the Bonds or any other securities under circumstances which would subject this issue and sale of the Bonds to the provisions of Section 5 of the Securities Act of 1933, as amended.

          (i)    The Issuer has filed any and all reports with any governmental or public agency as may be required by law, including, without limitation, all reports required to be filed with the Georgia Department of Community Affairs pursuant to O.C.G.A. § 36-82-10.

        5.    Lessee's Representations and Warranties.    The Lessee makes the following representations and warranties to the Issuer and the Purchaser:

          (a)   The Lessee is a limited liability company organized and existing and in good standing under the laws of the State of New Jersey and authorized to transact business in the State of Georgia. The Lessee has full corporate power, authority and legal right to engage in the business and activities conducted or proposed to be conducted by it with respect to the Project, to execute, deliver and perform the Lease and this Bond Purchase Agreement and to perform its obligations thereunder and hereunder, including the making of payments as provided in the Lease.

          (b)   The Lessee has duly authorized all action for the execution, delivery and performance of the Lease and this Bond Purchase Agreement and has taken all actions necessary or appropriate to insure that such documents, when executed and delivered by the Lessee, will constitute valid and legally binding obligations of the Lessee, enforceable in accordance with their respective terms, except to the extent that their enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights, and subject to the application of principles of equity, if equitable remedies are sought.

          (c)   The execution and delivery of this Bond Purchase Agreement and the Lease and the compliance with the provisions hereof and thereof by the Lessee, do not conflict with or constitute on the part of the Lessee a material violation of, breach of or default under (i) the Articles of Incorporation or By-Laws of the Lessee, (ii) any indenture, mortgage, deed of trust, lease, note agreement or other agreement or instrument to which the Lessee is a party or by which the Lessee is presently bound, or (iii) any constitutional provision or statute or any order, rule or regulation of any court or governmental or regulatory authorities, applicable to the Lessee.

          (d)   There is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, pending, or, to the Lessee's knowledge, threatened against the Lessee which could reasonably be expected to result in a decision which would materially adversely affect the transactions contemplated by this Bond Purchase Agreement or the Lease or the validity or enforceability of the Bonds, the Lease, this Bond Purchase Agreement, or any agreement or instrument to which the Lessee is a party, and used or contemplated for use in the consummation of the transactions contemplated by this Bond Purchase Agreement or the Lease.

        6.    Lessee's Covenants.    The Lessee covenants and agrees that it will:

          (a)   Refrain from taking or omitting to take any action which action or omission would in any way cause the proceeds from the sale of the Bonds to be applied in a manner contrary to that provided for in the Lease or in the Indenture, as in effect from time to time.

          (b)   Pay or cause to be paid, all reasonable expenses and costs incident to the authorization, issuance, printing, sale and delivery, as the case may be, of the Bonds, the Lease, the Indenture and this Bond Purchase Agreement, including without limitation (i) all filing, registration and recording fees and expenses; (ii) Trustees' fees and expenses (including the reasonable fees and expenses of its counsel); and (iii) fees and expenses of Bond Counsel and Counsel to the Issuer.

        7.    Conditions of Purchaser's Obligations.    The Purchaser's obligation to purchase and pay for the Bonds which is to be delivered as the initial installment hereunder is subject to the fulfillment of the following conditions at or before such delivery, any one or more of which may be waived by the Purchaser:

          (a)   The Lease, the Indenture and this Bond Purchase Agreement shall have been duly authorized, executed and delivered by the respective parties thereto, in substantially the forms heretofore approved by the Purchaser, with only such changes therein as the Purchaser, the Issuer and the Lessee shall mutually agree upon;

          (b)   The Bond to be initially delivered shall have been duly authorized, executed and authenticated in accordance with the provisions of the Indenture;

          (c)   The Purchaser shall have received the following documents:

                (i)  Executed counterparts of the Lease and the Indenture;

               (ii)  Opinions dated as of the date of delivery of the Bond to be initially delivered of (A) Counsel for the Issuer in substantially the form of that which is attached hereto as Exhibit "A"; (B) Bond Counsel in substantially the form of that which is attached hereto as Exhibit "B"; and (C) Counsel for the Lessee in substantially the form of that which is attached hereto as Exhibit "C";

              (iii)  A certificate dated as of the date of delivery of the Bond to be initially delivered, signed by the Chairman or Vice Chairman and the Secretary of the Issuer and in form and substance satisfactory to the Purchaser, to the effect that to the best of the information, knowledge and belief of such officers, each of the representations and warranties set forth in Paragraph 4 hereof and in the Lease is true, accurate and complete in all material respects as of the date of delivery of the Bond to be initially delivered and that the Issuer has complied with each of its covenants and agreements required in this Bond Purchase Agreement to be complied with at or prior to the date of delivery of the Bond to be initially delivered; and

              (iv)  Such additional opinions, certificates, instruments and other documents as the Purchaser or its counsel may reasonably request to evidence compliance with applicable law, as of the date of delivery of the Bond to be initially delivered.

        The Purchaser's obligation to purchase and pay for any of the Bonds at any time or from time to time after the delivery of the Bond to be initially delivered, as herein provided, is subject to the due execution, authentication and delivery to the Purchaser of such pertinent Bond.

        8.    Home Office Payment.    The Issuer agrees that all amounts payable to the Purchaser with respect to any Bond held by the Purchaser or its nominee may be made to the Purchaser (without any presentment thereof, except upon payment of the final installment of principal, and with a notation of any principal payment being made thereon by the Purchaser) pursuant to and in accordance with the terms of a Home Office Payment Agreement entered into in accordance with Section 202(c) of the Indenture. In the event the Purchaser enters into a Home Office Payment Agreement, the Purchaser agrees that (a) if any Bonds are sold or transferred it will notify the Issuer, the Trustee and the Lessee of the name and address of the transferee, and include a copy of the notation referred to hereafter in this sentence and (b) prior to delivery of such Bonds, a notation shall be made on such Bonds of the date to which interest has been paid thereon and of the amount of any prepayments made on account of the principal thereof. The Purchaser agrees to indemnify the Trustee and hold it harmless from any loss, claim, action, damage or expense arising out of the Purchaser's failure to give the notice or, if it is holding such Bonds, to make the notation with respect to prepayment of the Bonds, as required in the immediately preceding sentence. The rights and obligations of the Issuer, the Lessee and the Purchaser under this Paragraph 8 shall not be assignable upon any partial transfer of the Bonds.

        9.    Notices and Other Actions.    Except as set forth elsewhere herein, all notices, demands and formal actions hereunder will he in writing and sent by certified or registered mail to:

The Issuer—	Development Authority of Fulton County 141 Pryor Street, S.W. Suite 5001 Atlanta, Georgia 30303
with copies to:	Lewis C. Horne, Jr., Esq. Nelson, Mullins, Riley & Scarborough 999 Peachtree Street, N.E. Suite 1400 Atlanta, Georgia 30309 Telecopy No.: (404) 817-6050
The Lessee—	ADESA Atlanta, LLC 310 E. 96th Street, Suite 400 Indianapolis, Indiana 46240 Attn: General Counsel Telecopy No.: (317) 815-3656
with copies to:	Glenn R. Thomson, Esq. Alston & Bird LLP One Atlantic Center 1201 West Peachtree Street Atlanta, Georgia 30309-3424 Telecopy No.: (404) 253-8266
The Purchaser—	ADESA Atlanta, LLC 310 E. 96th Street, Suite 400 Indianapolis, Indiana 46240 Attn: General Counsel Telecopy No.: (317) 815-3656
The Trustee	SunTrust Bank 25 Park Place, 24th Floor Atlanta, Georgia 30303 Attn: Corporate Trust Department Telecopy No.: (404) 588-7335

        The Issuer, the Lessee, the Purchaser and the Trustee may, by notice given hereunder, designate any further or different addresses or telecopier numbers to which subsequent notices, certifications or other communications shall be sent.

        10.    Survival of Representations and Agreements.    All representations, warranties and agreements of the Issuer and the Lessee contained herein shall remain operative and in full force and shall survive (a) the execution and delivery of this Bond Purchase Agreement, and (b) the purchase of any or all of the Bonds hereunder.

        11.    Counterparts.    This Bond Purchase Agreement may be executed in any number of counterparts with each executed counterpart constituting an original but all of which together shall constitute one and the same instrument.

        12.    Successors; Governing Law.    This Bond Purchase Agreement will inure to the benefit of and be binding upon the parties hereto and their successors and assigns. This Bond Purchase Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

        IN WITNESS WHEREOF, each of the parties hereto have executed and sealed this Agreement through its duly authorized representative as of the date and year first above written.

ISSUER
DEVELOPMENT AUTHORITY OF FULTON COUNTY
(SEAL)
	By:	/s/ Robert J. Shaw Chairman
Attest:
/s/ Lewis C. Horne Asst. Secretary

LESSEE
ADESA ATLANTA, LLC
(SEAL)
	By:	/s/ Paul J. Lips
		Name:	Paul J. Lips
		Title:	Treasurer
Attest:
/s/ Karen C. Turner Karen C. Turner Secretary

PURCHASER
ADESA ATLANTA, LLC
(SEAL)
	By:	/s/ Paul J. Lips
		Name:	Paul J. Lips
		Title:	Treasurer
Attest:
/s/ Karen C. Turner Karen C. Turner Secretary

ACKNOWLEDGMENT OF TRUSTEE

        The undersigned Trustee acknowledges receipt of and agrees to perform those functions required of it pursuant to the provisions of Sections 2 and 8 of this Bond Purchase Agreement:

SUNTRUST BANK, as Trustee
SUNTRUST BANK CORPORATE SEAL
Attest:		By:	/s/ Jack Ellerin Jack Ellerin Assistant Vice President
/s/ Muriel Shaw
Name:	Muriel Shaw
Title:	TRUST OFFICER

EXHIBIT "A"

(Letterhead of Counsel for the Issuer)

December 19, 2002

ADESA Atlanta, LLC
Atlanta, Georgia

Development Authority of Fulton County
Atlanta, Georgia

Alston & Bird LLP
Atlanta, Georgia

SunTrust Bank
Atlanta, Georgia

$40,000,000
Development Authority of Fulton County
Taxable Economic Development Revenue Bonds
(ADESA Atlanta, LLC Project)
Series 2002

Ladies and Gentlemen:

        As counsel for the Development Authority of Fulton County (the "Issuer"), I have considered the validity of the above captioned bonds (the "Bonds"), and in this connection I have examined the following:

            (i)  Resolution of the Issuer adopted December 3, 2002 (the "Resolution"),

           (ii)  Trust Indenture, dated as of December 1, 2002 (the "Indenture"), between the Issuer and SunTrust Bank, as Trustee (the "Trustee"),

          (iii)  Lease Agreement, dated as of December 1, 2002 (the "Lease"), between the Issuer and ADESA Atlanta, LLC, a New Jersey limited liability company (the "Lessee"), and the Memorandum of Lease and Option to Purchase dated as of the date hereof (the "Memorandum of Lease") executed by the Issuer and the Lessee,

          (iv)  Documents Escrow Agreement, dated as of December 1, 2002, among the Issuer, the Lessee and the Trustee, as escrow agent,

           (v)  Deed to Secure Debt and Security Agreement, dated as of December 1, 2002 (the "Security Deed"), from the Issuer in favor of the Trustee,

          (vi)  Bond Purchase Agreement, dated as of December 1, 2002 (the "Bond Purchase Agreement") among the Issuer, the Lessee, and ADESA Atlanta, LLC, in its capacity as purchaser of the Bonds (the "Purchaser"),

         (vii)  Act (as defined in the Indenture),

        (viii)  UCC-1 Financing Statement naming the Issuer, as debtor, and the Trustee, as secured party (the "Financing Statement"),

          (ix)  UCC-1 Financing Statement Fixture Filing naming the Issuer, as debtor, and the Trustee, as secured party (the "Fixture Filing"), and

           (x)  such other documents and instruments as I have deemed relevant.

        The documents and instruments referred to in paragraphs (ii), (iii), (iv), (v), (vii) and (viii) above are herein collectively, referred to as the "Issuer Documents".

        From such examinations, I am of the opinion that as of this date:

          1.     The Issuer is a public body corporate and politic duly organized and existing under the Constitution and laws of the State of Georgia.

          2.     The Issuer has taken all action legally required to authorize the issuance, sale and delivery of the Bonds, and when each Bond has been duly authenticated by the Trustee and delivered in the manner set forth in the Indenture such action will constitute all of the action necessary to duly authorize the issuance, sale and delivery of each Bond by the Issuer and each of said Bonds will rank on a parity regardless of the fact that such Bonds will have actually been issued and delivered at different times or installment payments thereon may be made at different times. The Issuer has duly adopted the Resolution and has duly authorized the execution, delivery and performance of the Issuer Documents and the Bonds and the Issuer Documents have been duly executed and delivered by the Issuer.

          3.     Each Bond after due authentication by the Trustee and delivery in the manner set forth in the Indenture will constitute a valid and legally binding obligation of the Issuer according to its import, will be enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights), and will be entitled to the security of the Lease and the Indenture. The Issuer Documents are each in full force and effect and each such agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes the valid, binding and legally enforceable obligation of the Issuer according to its import and in accordance with their respective terms (except as the enforceability thereof may be limited by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights) and the Issuer is entitled to the benefits of the same.

          4.     The execution and delivery of the Issuer Documents and the compliance by the Issuer with the terms thereof will not be a violation of, conflict with, or result in any breach of any of the provisions of, or constitute a default under the activating resolution or by-laws of the Issuer or any law applicable to it, or result in the creation or imposition of any lien, charge or other security interest or encumbrance of any nature whatsoever upon the property of the Issuer (other than as contemplated by the Issuer Documents), pursuant to any agreement or other instrument to which the Issuer is a party or by which it may be bound, or any license, judgment, constitutional provision, decree, order, law, statute, ordinance or governmental rule or regulation applicable to the Issuer.

          5.     To the best of our knowledge, the Issuer is not in default in any material respect under any agreement or other instrument to which it is a party or by which it may be bound, which will materially affect any of the Issuer Documents.

          6.     No additional or further approval, consent or authorization of, or any filing with, any governmental or public agency or authority (including, without limitation, the filing of any report with the Georgia Department of Community Affairs pursuant to O.C.G.A. § 36-82-10) not already obtained or filed is required by the Issuer in connection with (a) the issuance, sale and delivery of the Bonds, (b) the entering into and performing of its obligations under the Bonds or any of the Issuer Documents, or (c) the adoption of the Resolution; provided, however, no opinion is given herein as to the securities or "blue sky" laws of any jurisdiction.

          7.     To the best of my knowledge, there is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, pending or threatened against or affecting the Issuer, wherein an unfavorable decision, ruling or finding would materially adversely affect the validity or enforceability of any of the Issuer Documents, and the execution and delivery by the Issuer of any of the Issuer Documents and the performance of the obligations of the Issuer thereunder do not and will not violate or constitute a default under any provision of law or any agreement, indenture, note or other instrument binding upon the Issuer.

          8.     The Indenture and the Security Deed creates in favor of the Trustee, on behalf of the holders of the Bonds, as security for all obligations of the Issuer purported to be secured thereby, a security interest in such of the personal property and fixtures described therein as collateral in which a security interest may be created under the Uniform Commercial Code ("UCC") in effect in the State of Georgia (the "UCC Collateral").

          9.     All action taken by the Issuer in connection with the Resolution and the Issuer Documents is legal in all respects, and none of the proceedings held or actions taken by the Issuer with respect to any of the foregoing has been repealed, rescinded or revoked. All instruments furnished to the Trustee in connection with the order of the Issuer to authenticate and deliver the Bonds conform to the requirements of the Indenture and such instruments constitute sufficient authority under the Indenture for the Trustee to authenticate and deliver the Bonds as directed in such order.

Very truly yours,
NELSON, MULLINS, RILEY & SCARBOROUGH
By:	Lewis C. Home, Jr.

EXHIBIT "B"

(Letterhead of Bond Counsel)

December 19, 2002

ADESA Atlanta, LLC
Atlanta, Georgia

Development Authority of Fulton County
Atlanta, Georgia

SunTrust Bank
Atlanta, Georgia

$40,000,000
Development Authority of Fulton County
Taxable Economic Development Revenue Bonds
(ADESA Atlanta, LLC Project)
Series 2002

Ladies and Gentlemen:

        We have acted as Bond Counsel in connection with the issuance by the Development Authority of Fulton County (the "Issuer"), a public body corporate and politic of the State of Georgia, created and existing pursuant to an implementing Act of the General Assembly of the State of Georgia (O.C.G.A. Section 36-62-1 et seq., as amended) (the "Act"), of up to $40,000,000 in aggregate principal amount of its Taxable Economic Development Revenue Bonds (ADESA Atlanta, LLC Project), Series 2002 (the "Bonds").

        As Bond Counsel, we have examined (i) the Constitution and laws of the State of Georgia, including specifically the Act (as defined in the herein described Indenture); (ii) the resolution of the Development Authority of Fulton County (the "Issuer") adopted December 3, 2002 (the "Resolution"); (iii) the Trust Indenture, dated as of December 1, 2002 (the "Indenture"), between the Issuer and SunTrust Bank, as Trustee (the "Trustee"); (iv) the Lease, dated as of December 1, 2002 (the "Lease"), between the Issuer, as lessor, and ADESA Atlanta, LLC, a New Jersey limited liability company, as lessee (the "Lessee"); (v) the Guaranty Agreement, dated as of December 1, 2002 (the "Guaranty"), issued by the Lessee for the benefit of the Trustee; (vi) the Bond Purchase Agreement, dated as of December 1, 2002 (the "Bond Purchase Agreement"), among the Issuer, the Lessee and ADESA Atlanta, LLC, as purchaser of the Bonds (the "Purchaser"); (vii) certified transcript of the bond validation proceedings conducted in the Superior Court of Fulton County; and (viii) other papers relating to the issuance of the bonds described in the caption (the "Bonds"). The Bonds shall be in fully registered form, shall bear interest, mature and be subject to optional and mandatory sinking fund redemption as provided in the Indenture.

        The Bonds are being issued for the purpose of financing the acquisition, construction, development and equipping of a wholesale vehicle auction facility on approximately 280 acres of land located in Fulton County, Georgia, which facility consists of certain buildings, structures, machinery, equipment and all related real and personal property deemed necessary or desirable in connection therewith (the "Project"). The Project will be leased to the Lessee under the Lease in furtherance of the public purpose for which the Issuer was created. The Lessee has agreed in the Lease to make rental and other payments sufficient to pay the principal and interest on the Bonds as the same become due and payable. The Issuer's right, title and interest in the Lease and all payments thereunder (other than certain Unassigned Rights, as therein defined) have been pledged and assigned under the terms of the Indenture to the payment of the Bonds.

        Pursuant to the terms of the Indenture, the Issuer has reserved the right to issue Additional Bonds (as defined therein) from time to time in unlimited amounts under certain terms and conditions contained in the Indenture, and, if issued, such Additional Bonds shall rank on a parity with the Bonds and be equally and ratably secured by the Indenture.

        As to questions of fact material to our opinion, we have relied upon certified proceedings and other certifications of public officials furnished to us and written representations, certifications and covenants of the Issuer and the Company, including those set forth in the Indenture, the Lease and the Bond Purchase Agreement, without undertaking to verify the same by independent investigation. To the extent that the obligations of the Issuer may be dependent on such matters, we have assumed for purposes of this opinion letter that the other parties to the Indenture, the Lease and the Bond Purchase Agreement are duly qualified to engage in transactions covered by this opinion letter, that each of such documents has been duly authorized, executed and delivered by such other parties and constitute the legal, valid and binding obligations, enforceable in accordance with their terms, of such other parties; and that all such other parties have the requisite power and authority to execute and deliver such documents and to perform their respective obligations thereunder. In giving the opinions set forth below, we have relied on the opinion letter of Nelson, Mullins, Riley & Scarborough, Atlanta, Georgia, counsel to the Issuer, dated as of the date hereof, with respect to the matters covered therein. In rendering the opinion set forth in paragraph (5) below, we have relied upon, without independent verification, the accuracy of the representations and warranties contained in Sections 3 and 4 of the Bond Purchase Agreement and the Investment Letter, dated this date and executed by the Purchaser.

        We have examined the Bond numbered R-1 as executed by the Issuer and based upon such examination and the examinations, opinions and premises above referred to, and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that:

          (1)   The Issuer is a public corporation duly organized and existing under the Constitution and laws of the State of Georgia.

          (2)   Under the Constitution and laws of the State of Georgia, the Lease and the Indenture have been duly authorized, executed and delivered and constitute valid and binding obligations of the Issuer and are legally enforceable in accordance with their terms. All the right, title and interest of the Issuer in and to the Lease (other than Unassigned Rights as defined in the Indenture) have been duly assigned to the Trustee and pledged under the Indenture.

          (3)   The Bonds have been duly authorized, executed and delivered by the Issuer and when duly authenticated by the Trustee and delivered in the manner set forth in the Indenture will constitute only limited obligations of the Issuer as therein and in the Indenture provided and will not constitute indebtedness by or on behalf of Fulton County, the State of Georgia, or any political subdivision thereof, or a pledge of the faith and credit of Fulton County, the State of Georgia, or any political subdivision thereof. The Bonds will be payable from the special fund provided thereof in the Indenture and will not directly, indirectly or contingently obligate Fulton County, the State of Georgia, or any political subdivision thereof to levy or to pledge any form of taxation whatever or to make any appropriation for the payment thereof, and no owner of any of the Bonds will ever have the right to compel the exercise of the taxing power of Fulton County, the State of Georgia, or any political subdivision thereof to pay the same or the interest thereon. The Issuer has no taxing power.

          (4)   Interest on the Bonds will be included in gross income of the owners thereof for federal income tax purposes, but is exempt from present state income taxation within the State of Georgia.

          (5)   The Bonds being issued as of the date hereof are exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") as a transaction "by an issuer not involving a public offering" within the meaning of Section 4(2) of the Securities Act and the Indenture is exempt from qualification under the Trust Indenture Act of 1939, as amended.

        We express no opinion as to the federal or state income, net worth, sales, ad valorem or other tax consequences of the acquisition, installation or equipping of the Project or its use, occupancy or operation by the Lessee or the payments made and/or received under the terms of the Lease, the Indenture and the Bonds.

        The rights of the owners of the Bonds and the enforceability of the Bonds, the Indenture, the Lease and the Guaranty may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and principles of equity applicable to the availability of specific performance or other equitable relief.

        This opinion is effective as of its date and may be relied upon only by the addressees of this letter. This opinion may not otherwise be quoted or relied upon, and we have no obligation to update this opinion.

Very truly yours,
ALSTON & BIRD LLP
By:	Glenn R. Thomson

EXHIBIT "C"

(Letterhead of Counsel for Lessee)

December 19, 2002

Development Authority of Fulton County
Atlanta, Georgia

Alston & Bird LLP
Atlanta, Georgia

$40,000,000
Development Authority of Fulton County
Taxable Economic Development Revenue Bonds
(ADESA Atlanta, LLC Project)
Series 2002

Ladies and Gentlemen:

        I have acted as counsel to ADESA Atlanta, LLC, a New Jersey limited liability company (the "Company"), a wholly-owned subsidiary of ADESA New Jersey, Inc., in connection with the issuance and sale of the captioned bonds (the "Bonds"). This letter is provided to you at the request of the Company. Capitalized terms used in this opinion letter that are not otherwise defined herein will have the same meanings as set forth in the Trust Indenture described in paragraph (a) below.

        This opinion letter is based upon my review of the following documents:

          (a)   The Trust Indenture dated as of December 1, 2002, by and between the Development Authority of Fulton County (the "Issuer") and SunTrust Bank, as trustee (the "Trustee");

          (b)   The Lease Agreement dated as of December 1, 2002, by and between the Issuer and the Company;

          (c)   The Bond Purchase Agreement dated as of December 1, 2002, by and between the Issuer and the Company;

          (d)   The Guaranty Agreement dated as of December 1, 2002, issued by the Company for the benefit of the Trustee;

          (e)   The Memorandum of Lease and Option to Purchase, dated as of December 19, 2002 between the Issuer and the Company;

          (f)    The Home Office Payment Agreement, dated as of December 1, 2002, between the Company and the Trustee;

          (g)   The Investment Letter, dated as of December 19, 2002, executed by the Company;

          (h)   Copies of the Certificate of Formation and Operating Agreement of the Company certified by the secretary of the Company, as being complete and in full force and effect as of the date of this opinion letter;

          (i)    Certificate of Good Standing issued by the Secretary of State of the State of New Jersey on December            , 2002, and by the Secretary of State of the State of Georgia on December            , 2002, with respect to the Company;

          (j)    Resolutions of the Manager of the Company (the "Company Resolutions") and other records certified by officers of the Company as constituting all records of proceedings and actions of the Manager of the Company relating to the transactions contemplated by the Transaction Documents (as defined below) as of the date of this opinion letter;

          (k)   General Certificate of the Company, dated as of the date of this opinion letter;

          (l)    Limited Warranty Deed dated as of the date hereof from the Company in favor of the Issuer;

          (m)  Bill of Sale dated as of the date hereof from the Company in favor of the Issuer; and

          (n)   Documents Escrow Agreement dated as of December 1, 2002 among the Issuer, the Company and the Trustee, as escrow agent.

        The documents described in paragraphs (a), (b), (c), (d), (e), (f), (g), (1), (m) and (n) are collectively referred to as the "Transaction Documents." The documents described in paragraphs (b), (c), (d), (e), (f), (g), (1), (m) and (n) are collectively referred to as the "Company Documents." All of the parties to any one or more of the Transaction Documents other than the Company are collectively referred to as the "Counterparties."

        In delivering this opinion I have examined, among other things, originals or copies certified or otherwise identified as being true copies of the Transaction Documents and such corporate records of the Company, certificates of public officials, certificates of officers of the Company, and such other documents as I have deemed necessary under the circumstances. I have relied upon certifications of certain public officials, including those of the Issuer, and of officers of the Company with respect to matters stated or represented in such certifications concerning the transactions contemplated by the Transaction Documents.

        I am qualified to practice law in the State of Indiana. Accordingly, this opinion is based solely upon the laws of the State of Indiana and the United States of America. To the extent that the Transaction Documents and any other instruments, documents, and agreements referred to therein provide that the law of the State of Georgia will apply, I have assumed that the law of such state is identical to the law of the State of Indiana. In rendering opinions as to future events, I have assumed the facts and law existing on the date hereof.

  Assumptions

        For purposes of rendering this opinion, I have assumed, but have not independently verified, the following matters upon which I express no opinion:

        A.    Counterparties.    All of the Counterparties: (i) are duly organized and validly existing; and (ii) have qualified to do business in any necessary jurisdiction and have all necessary authority, and all necessary governmental or other consents and authorizations, to enter into, execute, deliver and perform the Transaction Documents and to effect the transactions required of them by the Transaction Documents. All of the Transaction Documents have been duly executed and delivered by all of the Counterparties by authorized agents or officials of such Counterparties acting within the scope of their respective authority, and in accordance with applicable law. The Transaction Documents constitute the valid and binding obligations of the Counterparties and the representations and warranties made in the Transaction Documents by the Counterparties are true.

        B.    No Conflict.    The execution, delivery, performance and enforcement of the Transaction Documents will not constitute a breach of or default under any mortgage, deed of trust, lease, loan or credit agreement, or any other agreement, document or instrument by which any of the Counterparties or their respective assets may be bound.

        C.    Authenticity.    All signatures (other than those of the Company officials) are genuine, and all Transaction Documents submitted to me as originals are authentic. All copies of documents submitted to me as copies of documents actually executed or to be executed are the same as the originally executed and delivered documents.

  Opinions

        Based upon the foregoing and my review of such questions of law as I have deemed necessary or appropriate for purposes of this opinion and subject to the assumptions and qualifications set forth herein, I am of the opinion that, as of this date:

          1.     The Company is a limited liability company (i) duly organized, validly existing and in good standing under the laws of the State of New Jersey and (ii) duly qualified and in good standing under the laws of the State of Georgia.

          2.     The Company has full power and authority to execute and deliver the Company Documents, and to perform its obligations under, and to carry out and consummate the transactions described in the Company Documents.

          3.     The Company Documents have been duly authorized, executed and delivered by the Company, and constitute legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms.

          4.     The execution and delivery by the Company of, and the performance of its obligations under, and the consummation of the transactions contemplated by the Company Documents do not (i) conflict with or constitute a breach or violation of or default under the Certificate of Formation or Operating Agreement of the Company; (ii) violate any applicable provisions of statutory law or regulation; (iii) breach or otherwise violate any decree, order, or judgment to which the Company is subject that is in force and effect on the date hereof; or (iv) breach or result in default under any agreement, indenture, mortgage, lease, deed of trust, note, or other instrument to which the Company is or may be bound.

          5.     The Company is not in breach of or in default under any applicable law or regulation, or any applicable judgment or decree or any lease agreement, indenture, bond, note, resolution, agreement or other instrument to which either is a party or is otherwise subject, which in any case the failure to comply with would have a material adverse effect upon the transactions contemplated in the Transaction Documents; and no event has occurred and is continuing which, with the passage of time or the giving of notice, or both, would constitute an event of default under any of such agreements or documents.

          6.     There are no suits or proceedings threatened or pending against or affecting the Company, or any property owned by it, at law or in equity, before or by any court, arbitrator, administrative agency or other governmental authority, which individually or in the aggregate might have a material adverse effect on the Company's ability to carry out the transactions contemplated by the Transaction Documents.

          7.     No authorization, consent, approval or review of any court or public or governmental body or regulatory authority is required as of the date of closing for the authorization, execution and delivery by the Company of the Company Documents or for any action taken by the Company in connection with the transactions contemplated by such documents which has not been obtained or effected, except for such as may be required under state securities laws.

          8.     The Company Resolutions have been lawfully adopted and are currently in full force and effect.

  Qualifications

        Each of the opinions expressed above is subject to and in all respects qualified by the following:

          a.     My opinion as to the enforceability of any Transaction Document is limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other similar laws affecting the rights and remedies of creditors and lenders; (ii) general principles of equity, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law); (iii) principles governing the availability of specific performance, injunctive relief, or any other equitable remedy, which generally provide that the award of such remedies is in the discretion of the court to which application for such relief is made; and (iv) as to the indemnification provisions in any Transaction Document which are applicable to the Company, the limitations on enforcement required by applicable state and federal securities laws.

          b.     The opinion expressed in paragraph 6 with respect to pending and threatened actions, suits, proceedings, claims and investigations is based solely upon the Certificate and my personal knowledge, and I have not examined any records of any court, administrative tribunal or other similar entity in connection with the opinions expressed in that paragraph.

          c.     No opinion is expressed as to the enforceability of provisions, if any, that purport to establish evidentiary standards.

        This opinion is rendered to you in connection with the transactions contemplated by the Transaction Documents and is for your benefit and the benefit of any of your successors, assigns or participants. This opinion may not be relied upon by you for any other purpose or by any other person without my express written consent.

Respectfully submitted,
Karen C. Turner General Counsel

EXHIBIT "D"

INVESTMENT LETTER

[Date of Bond Purchase]

$40,000,000
Development Authority of Fulton County
Taxable Economic Development Revenue Bonds
(ADESA Atlanta, LLC Project)
Series 2002

Ladies and Gentlemen:

        In connection with the private placement of the captioned bonds (the "Bonds") pursuant to the Bond Purchase Agreement dated as of December 1, 2002 by and between the undersigned as purchaser (the "Purchaser"), the Development Authority of Fulton County (the "Issuer") and ADESA Atlanta, LLC (the "Lessee"), the undersigned hereby acknowledges and represents that: (i) the Purchaser has had the opportunity to ask questions and receive answers concerning the Issuer, the Lessee, the terms and conditions of the offering and the Lease by and between the Issuer and the Lessee, and any information supplied to it with respect to any of the foregoing; and (ii) the Bonds were not offered to it by means of any publicly disseminated advertisements or sales literature and it is not aware of any other offers of the Bonds to any other persons by such means. The Purchaser understands that the holders of the Bonds have no right to demand payment from the Issuer from any sources other than that described in the Bonds.

        The Purchaser acknowledges and understands that (i) the Bonds are payable solely from monies derived from amounts payable under the Lease Agreement dated as of December 1, 2002 (the "Lease") between the Issuer and the Lessee and certain trust funds on deposit with SunTrust Bank, as trustee (the "Trustee"), under that certain Trust Indenture dated as of December 1, 2002 (the "Indenture") between the Issuer and the Trustee, and (ii) the Bonds constitute special limited obligations of the Issuer payable solely from the revenues described in (i) above and shall not constitute an indebtedness of Fulton County, State of Georgia or any other political subdivision thereof, and neither the faith and credit nor the taxing power of Fulton County, the State of Georgia or any other political subdivision thereof is pledged to the payment of the principal of and interest on the Bonds, or any costs incident thereto.

        The Purchaser further acknowledges and agrees that none of the Issuer, the Trustee or Alston & Bird LLP, as bond counsel, has given or confirmed any information relating to the Project or the Lessee or its operations, financial condition or prospects and that such parties will have no responsibility for the accuracy or completeness of any information obtained by the Purchaser from any source regarding the Project or the Lessee or the sufficiency of any security for the Bonds.

        The Purchaser maintains its principal executive offices in the State of Indiana, and is authorized to transact business in the State of Georgia.

        The Purchaser understands that the Bonds have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), nor have they been registered under any state securities laws.

        The Bonds are being purchased for the Purchaser's own account for investment only, for its own account only, and not with a view to any distribution, resale or other disposition thereof, and the Purchaser is not an underwriter thereof. The Purchaser has no present plans or obligations to enter into or perform any contract, undertaking, agreement or arrangement for any such distribution, resale or other disposition.

D-1

        The Purchaser understands and agrees that the following restrictions and limitations shall be applicable to the transfer or disposition of the Bonds or any interest therein:

            (i)  Neither the Purchaser's Bonds nor any interest therein shall be sold, pledged, hypothecated, or otherwise transferred or disposed of if such action would cause the initial private placement of these Bonds to become a public offering or a distribution thereof.

           (ii)  A legend will be placed on the Bonds in substantially the following form:

      THIS BOND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND IT MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, WITHOUT AN OPINION OF COUNSEL ACCEPTABLE TO THE TRUSTEE, THE ISSUER AND THE LESSEE OF THE PROJECT REFERRED TO IN THIS BOND TO THE EFFECT THAT SUCH TRANSFER WILL NOT VIOLATE APPLICABLE SECURITIES LAWS.

        The foregoing legend may be placed on any new instruments issued upon presentation by the Purchaser of instruments of transfer, and any subsequent purchaser will be required to deliver a similar investment agreement.

        The Purchaser acknowledges that the Bonds will not be listed on any securities exchange. Further, no trading market now exists, and none may exist in the future for the Bonds. Accordingly, the Purchaser understands that it may need to bear the risks of this investment for an indefinite time, since any sale prior to the maturity of the Bonds may not be possible or may be at a price below that which the Purchaser is paying for the Bonds. The Purchaser represents that it has knowledge and experience in financial and business matters and investments necessary to evaluate the risks of an investment in the Bonds.

        The Purchaser also represents that it is capable of bearing the economic risks of an investment in the Bonds indefinitely and is capable of bearing the economic risk of losing its entire investment in the Bonds.

Very truly yours,
ADESA ATLANTA, LLC
By:

Name:

Title:

D-2

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